Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this Amendment No. 2 to this Registration Statement on Form S-1 (File No. 333-171925) of Sagebrush Gold Ltd., formerly The Empire Sports & Entertainment Holdings Co. and Subsidiary of our report dated October 5, 2010, on our audit of the balance sheet of Golden Empire, LLC as of December 31, 2009, and the related statements of operations, changes in members’ deficit and cash flows for the period from November 30, 2009 (inception) to December 31, 2009. We also consent to the inclusion in this Amendment No. 2 to this Registration Statement on Form S-1 (File No. 333-171925) of our report dated March 15, 2011, on our audit of the consolidated balance sheet of Sagebrush Gold Ltd. (formerly The Empire Sports & Entertainment Holdings Co. and Subsidiary) as of December 31, 2010, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 10, 2010 (Inception) to December 31, 2010. We also consent to the reference to our firm under the caption “Experts”.

/s/ J. H. Cohn LLP

Jericho, New York
June 15, 2011